Supplement dated April 29, 2008

To PROSPECTUS SUPPLEMENT dated October 3, 2006
(To Prospectus dated August 10, 2006)
$2,852,679,000
(Approximate Initial Principal Balance)

HarborView Mortgage Loan Trust
Mortgage Loan Pass-Through Certificates, Series 2006-9

Class	Approximate Initial Class Principal Balance	Approximate Current Class Principal Balance	Initial Certificate Ratings(1)		Current Certificate Ratings		Approximate Credit Enhancement Percentage
			Moody’s	S&P	Moody’s	S&P	Initial Percentage	Current Percentage
Class 1A-1A	$ 832,459,000	$664,988,249	Aaa	AAA	Aaa	AAA	9.40%	12.05%
Class 2A-1A	$1,066,905,000	$787,504,410	Aaa	AAA	Aaa	AAA	34.08%	35.40%
Class 2A-1B1	$ 200,000,000	$147,624,092	Aaa	AAA	Aaa	AAA	18.66%	20.80%
Class 2A-1B2	$ 244,543,000	$180,502,192	Aaa	AAA	Aaa	AAA	18.66%	20.80%
Class 2A-1C1	$ 100,000,000	$ 73,812,046	Aaa	AAA	Aaa	AAA	9.40%	12.05%
Class 2A-1C2	$ 166,727,000	$123,064,610	Aaa	AAA	Aaa	AAA	9.40%	12.05%
Class B-1	$ 69,156,000	$ 69,156,000	Aa1	AA+	Aa1	AA+	7.00%	8.97%
Class B-2	$ 54,748,000	$ 54,748,000	Aa1	AA	Aa1	AA	5.10%	6.54%
Class B-3	$ 17,289,000	$ 17,289,000	Aa1	AA-	Aa1	AA-	4.50%	5.77%
Class B-4	$ 41,782,000	$ 41,782,000	Aa2	N/R	Aa2	N/R	3.05%	3.91%
Class B-5	$ 31,696,000	$ 31,696,000	A1	A-	A1	BBB	1.95%	2.50%
Class B-6	$ 27,374,000	$ 27,374,320	Baa1	BBB	Baa2	BBB-	1.00%	1.28%
___________________
(1)	The designation “N/R” means that the class of certificates is not publicly rated by the specified rating agency.

Greenwich Capital Acceptance, Inc.
Depositor

Greenwich Capital Financial Products, Inc.
Sponsor and Seller

HarborView Mortgage Loan Trust 2006-9
Issuing Entity

Countrywide Home Loans Servicing LP
Servicer

The prospectus supplement dated October 3, 2006 (the “prospectus supplement”) to the prospectus dated August 10, 2006 with respect to the above captioned series is hereby amended and supplemented as follows. These amendments relate to certain updated mortgage loan data, risk factors, characteristics of the certificates and certain third-party information, in each case, where available and relevant.

Capitalized terms used but not defined in this supplement have the meanings given to them in the prospectus supplement.

April 29, 2008

1.    Beginning on page S-14 of the prospectus supplement under the heading “Risk Factors,” the following disclosure is added:

Recent developments in the
residential mortgage market may
adversely affect the yields of the
offered certificates
Recently, the residential mortgage market in the United States has been affected by a variety of circumstances that have adversely affected, and may continue to adversely affect, the performance and market value of your certificates. Delinquencies and losses with respect to residential mortgage loans generally have increased significantly, and may continue to increase. In addition, housing prices and appraisal values in many states have dramatically declined or stopped appreciating, after extended periods of significant appreciation. Declining or stagnant home values may result in additional increases in delinquencies and losses on residential mortgage loans.

Another factor that may contribute to higher delinquency rates is the increase in monthly payments, after an initial fixed period, on adjustable rate mortgage loans (including loans with negative amortization features). Borrowers with adjustable payment mortgage loans are in some cases being exposed to increased monthly payments when the related mortgage interest rates adjust upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index, margin and/or amortization period. This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

Recently, in response to increased delinquencies and losses with respect to residential mortgage loans, many mortgage loan originators have implemented more conservative underwriting criteria. Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates. A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance. In addition, many mortgage loans have prepayment premiums that inhibit refinancing. Further, borrowers who intend to sell their homes they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans. These events, alone or in combination, may contribute to higher delinquency and/or loss rates, particularly mortgagors with adjustable rate mortgage loans (including loans with negative amortization features) that experience significant increases in their monthly payments following the adjustment date.

See “Risk Factors—Changes in U.S. economic conditions may adversely affect the performance of mortgage loans, particularly adjustable payment loans of various types” in the prospectus.

In addition, numerous lenders that originate residential mortgage loans, have recently experienced serious financial difficulties and, in some cases, bankruptcy. Those difficulties have resulted in part from declining markets for mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults or for material breaches of representations and warranties made on the mortgage loans, such as fraud claims, among other factors. The financial condition of a mortgage lender may also be adversely affected by the increasing rate of delinquencies and defaults on mortgage loans.

It is possible that an originator, due to substantial economic exposure to the mortgage market, for financial or other reasons may not be capable of repurchasing or substituting for any defective mortgage loans in the trust fund. If the originator is unable to repurchase mortgage loans in the event of material breaches of representations and warranties, the performance of the offered certificates may be affected.

See “Risk Factors—Financial difficulties of and other developments regarding originators and servicers” in this supplement.

You should consider that the general market conditions discussed above may affect the performance of the mortgage loans and may adversely affect the yield on your certificates.

Governmental action may reduce
recoveries on defaulted loans
In addition to the limitations on foreclosure described in the prospectus, legislative or regulatory initiatives by federal, state or local legislative bodies or administrative agencies, if enacted or adopted, could delay foreclosure, provide new defenses to foreclosure or otherwise impair the ability of the servicer to foreclose on defaulted loans. Various jurisdictions have adopted or are currently considering such actions, and the nature or extent of limitations on foreclosure that may be enacted cannot be predicted. Any such governmental actions that interfere with the foreclosure process could affect amounts collected on the mortgage loans, which will negatively affect yields on the offered certificates. In addition, there have been several government and private industry-driven proposals and programs that may impact the timing and processing of foreclosures in the future.

Proposed federal legislation would, if enacted, permit borrowers in bankruptcy to restructure mortgage loans secured by their primary residences. Bankruptcy courts could, if this legislation is enacted, reduce the amount of the principal balance of a mortgage loan that is secured by a lien on the mortgaged property, reduce the interest rate, extend the term to maturity or otherwise modify the terms of a bankrupt borrower’s mortgage loan.

Other legislative or regulatory actions could include limitations on upward adjustment of mortgage loan interest rates, a requirement that servicers undertake loan modification efforts before initiating foreclosure proceedings, actions to insulate the servicer from liability for modification of loans without regard to the terms of the servicing agreement, and other actions that may have the effect of reducing cash flow to certificateholders.

Financial difficulties of and
developments regarding
originators and servicers
Recently, many originators and servicers of mortgage loans have experienced serious financial difficulties and, in some cases, have entered bankruptcy proceedings. These difficulties have resulted in part from declining markets for their mortgage loans and claims for repurchases by them of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults or for material breaches of representations and warranties made on mortgage loans originated by them, such as fraud claims. These difficulties have been compounded by a general decline in the willingness by banks and other financial institutions to extend credit to originators and servicers and the resulting disappearance of available credit and liquidity lines to such originators and servicers. Higher delinquencies and defaults may also be contributing to these difficulties by reducing the value of mortgage loan portfolios, requiring originators to take mark to market or sale-related losses. An environment inclusive of declining real estate values may decrease the number of borrowers seeking or able to refinance their mortgage loans, resulting in a decrease in overall originations. In addition, the costs of servicing and advancing on increasingly delinquent mortgage loan portfolios may be rising without a corresponding increase in servicing compensation. These factors, among others, may have the overall effect of increasing costs and expenses of originators and servicers while at the same time decreasing servicing cash flow and loan origination revenues. Financial and operational difficulties may have a negative effect on the ability of the servicers to pursue collection on mortgage loans that are experiencing increased delinquencies and defaults and to maximize recoveries on sale of underlying properties following foreclosure. In some cases, servicers may become overwhelmed by the number of defaulted loans in their servicing portfolios and may be unable or unwilling to pursue collections or other remedies, or commence foreclosure proceedings on defaulted mortgage loans.

The servicer is generally required to make advances in respect of delinquent payments on mortgage loans. There can be no assurance as to the current or continuing financial condition of the servicer or its ability to access markets for financing such advances. If a servicer is experiencing financial difficulties, it may not be able to perform these advancing obligations. Even if the servicer is able to advance amounts in respect of delinquent mortgage loans, its obligation to make such advances may be limited to the extent that it does not expect to recover such advances due to the deteriorating credit of the delinquent mortgage loans.

As described in the prospectus supplement, the originator is generally required to repurchase or substitute for mortgage loans for certain breaches of representations and warranties made by it with respect to the related mortgage loans. The inability to repurchase or substitute for such defective loans or for any early payment defaults would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses.

The yield on your securities may be adversely affected if such events impact the originator or the servicer of mortgage loans in the trust fund.

If the receipt of liquidation
proceeds is delayed or if the
liquidation proceeds are
less than the mortgage
loan balance, you could
suffer a loss on your
certificates
Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to you. If a mortgaged property fails to provide adequate security for the related mortgage loan, you will incur a loss on your investment if the credit enhancement is insufficient to cover that deficiency.

See also “Risk Factors—Legal and other factors could reduce the amount and delay the timing of recoveries on defaulted loans” in the prospectus.

Information regarding historical
performance of mortgage
loans may not be indicative of
the performance of the loans
in the trust fund
A variety of factors may affect the performance of any pool of mortgage loans during any particular period of time. In addition, differing loan characteristics or external factors may cause the performance of the mortgage loans included in the trust fund to differ from the performance of other loans of a similar type. When examining data regarding the historical performance of pools of mortgage loans other than the mortgage loans included in the trust fund, prospective investors should consider, among other things:

•	differences in loan type;

•	the relative seasoning of the pools;

•	differences in interest rates, credit quality and any of various other material pool characteristics, both at formation of a pool and over time;

•	the extent to which the loans in a pool have prepayment penalties;

•	whether the loans were originated by different lenders, and the extent to which the underwriting guidelines differed; and

•	whether the loans were serviced by different servicers.

In particular, prospective investors should consider that, both in the case of comparable pools of mortgage loans and of the mortgage loans in the trust fund, historical loan performance during a period of rising home values may differ significantly from the future performance of similar loans during a period of stable or declining home values, as is the case in the current housing market.

It may be difficult to resell the
offered certificates
Due to recent developments in the residential mortgage market in the United States and credit markets generally, there is currently a very limited secondary market for the offered certificates. In particular, the offered certificates are likely to have declined in value since the closing date and may continue to do so in the future. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your certificates. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the offered certificates are likely to fluctuate. Any of these fluctuations may be significant and could result in significant losses to you.

The secondary market for mortgage-backed securities has experienced periods of illiquidity and may do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk.

See also “Risk Factors—You may have difficulty selling your securities or obtaining your desired price” in the prospectus.

2.    The statistical information presented in the prospectus supplement regarding the mortgage loans was generally accurate as of the cut-off date (or other date specified, if applicable), but this information has changed, and may have changed materially.  Statistical information regarding the mortgage loans as of April 1, 2008 is presented in the tables below. The information with respect to Debt-to-Income Ratios, Original Combined Loan-to-Value Ratios and Credit Scores (in the aggregate and by loan group) is based upon the original data concerning the borrowers and the values of the mortgaged properties available as of the applicable cut-off date. Investors should consider that as of the date of this supplement, a borrower’s financial condition may be worse than the underlying data indicates, such that the debt-to-income ratios may currently be significantly higher and credit scores may currently be significantly lower than they were as of the cut-off date. Similarly, because housing values have declined in many areas of the country, and the decline has been substantial in some cases, the current loan-to value ratios and combined loan-to-value ratios of the mortgage loans in the trust fund are likely to be worse than shown in the tables below.

Aggregate Mortgage Loan Statistics

The following statistical information, unless otherwise specified, is based upon the aggregate principal balance of the mortgage loans as of April 1, 2008.

The mortgage loans had the approximate characteristics shown in the following tables. The sum in any column in the following tables may not equal the total indicated due to rounding.

Stated Principal Balances of the Mortgage Loans

Stated Principal Balance ($)	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

0.01 - 50,000.00	3	$134,165.71	0.01%	7.810%	372	59.02%	709
50,000.01 - 100,000.00	106	8,501,382.48	0.38	7.960	365	76.05	708
100,000.01 - 150,000.00	316	40,488,999.52	1.80	7.783	371	77.99	709
150,000.01 - 200,000.00	419	73,514,375.09	3.27	7.850	374	78.18	704
200,000.01 - 250,000.00	506	113,620,228.91	5.05	7.783	371	79.59	702
250,000.01 - 300,000.00	503	137,827,183.07	6.13	7.759	382	78.21	701
300,000.01 - 350,000.00	474	154,080,470.46	6.85	7.772	383	78.89	697
350,000.01 - 400,000.00	441	165,346,459.47	7.35	7.761	384	79.11	699
400,000.01 - 450,000.00	435	184,362,905.85	8.20	7.689	387	77.47	700
450,000.01 - 500,000.00	374	177,483,257.74	7.89	7.631	374	77.12	705
500,000.01 - 550,000.00	364	190,933,392.01	8.49	7.619	383	77.84	708
550,000.01 - 600,000.00	258	148,413,285.17	6.60	7.558	387	76.85	709
600,000.01 - 650,000.00	192	119,842,531.82	5.33	7.544	400	78.12	708
650,000.01 - 700,000.00	220	149,238,884.58	6.64	7.584	390	76.20	702
700,000.01 - 750,000.00	99	71,652,908.38	3.19	7.619	401	74.87	705
750,000.01 - 800,000.00	70	54,320,685.50	2.42	7.509	390	74.24	714
800,000.01 - 850,000.00	50	41,066,774.61	1.83	7.549	389	75.53	715
850,000.01 - 900,000.00	40	34,934,871.80	1.55	7.562	401	74.00	708
900,000.01 - 950,000.00	41	37,930,112.34	1.69	7.326	393	73.25	710
950,000.01 - 1,000,000.00	34	33,055,540.46	1.47	7.420	394	72.10	706
1,000,000.000 and above	235	311,609,746.65	13.86	7.554	400	71.23	707
Total	5,180	$2,248,358,161.62	100.00%	7.643%	387	76.51%	705

The average Stated Principal Balance of the mortgage loans was approximately $434,046 as of April 1, 2008.

Original Terms to Stated Maturity of the Mortgage Loans

Original Term (months)	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

360	3,389	$1,383,774,586.72	61.55%	7.630%	341	76.67%	702
460	1	399,927.18	0.02	7.750	438	80.00	752
480	1,790	864,183,647.72	38.44	7.664	461	76.25	708
Total	5,180	$2,248,358,161.62	100.00%	7.643%	387	76.51%	705

The weighted average original term to stated maturity of the mortgage loans was approximately 406 months as of April 1, 2008.

Remaining Terms to Stated Maturity of the Mortgage Loans

Remaining Term (months)	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

301 - 360	3,389	$1,383,774,586.72	61.55%	7.630%	341	76.67%	702
361 and above	1,791	864,583,574.90	38.45	7.664	461	76.25	708
Total	5,180	$2,248,358,161.62	100.00%	7.643%	387	76.51%	705

The weighted average remaining term to stated maturity of the mortgage loans was approximately 387 months as of April 1, 2008.

Property Types of the Mortgage Loans

Property Type	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

Condominium	649	$223,826,103.81	9.96%	7.719%	385	78.26%	712
Cooperative	2	473,805.98	0.02	7.488	341	69.13	695
Planned Unit Development	931	443,685,714.68	19.73	7.583	391	77.03	708
Single Family	3,160	1,384,352,356.44	61.57	7.626	387	76.36	702
Two- to Four-Family	438	196,020,180.71	8.72	7.815	379	74.47	707
Total	5,180	$2,248,358,161.62	100.00%	7.643%	387	76.51%	705

Stated Occupancy Status of the Mortgage Loans*

Stated Occupancy Status	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

Investor	926	$281,176,986.29	12.51%	7.894%	384	72.66%	713
Primary	3,863	1,828,552,262.51	81.33	7.606	387	76.98	702
Second Home	391	138,628,912.82	6.17	7.623	394	78.21	717
Total	5,180	$2,248,358,161.62	100.00%	7.643%	387	76.51%	705
______________
*	In the preceding table, “stated occupancy status” refers to the intended use of the mortgaged property as represented by the borrower when the related mortgage loan was originated.

Loan Purposes of the Mortgage Loans

Purpose	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

Cash Out Refinance	2,185	$989,035,367.03	43.99%	7.666%	386	74.38%	701
Purchase	1,827	753,686,466.31	33.52	7.589	385	79.02	713
Rate/Term Refinance	1,168	505,636,328.28	22.49	7.679	390	76.94	698
Total	5,180	$2,248,358,161.62	100.00%	7.643%	387	76.51%	705

Documentation Programs of the Mortgage Loans

Documentation	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

Alternative Documentation	128	$37,543,527.00	1.67%	7.586%	385	79.32%	706
Full Documentation	433	142,140,686.32	6.32	7.722	374	77.87	697
No Income/No Asset	1	279,038.16	0.01	7.425	341	59.16	726
No Ratio	5	2,915,821.77	0.13	7.994	363	77.95	674
Reduced Documentation	4,106	1,896,346,420.94	84.34	7.628	389	76.25	705
Stated Income/Stated Asset	507	169,132,667.43	7.52	7.751	379	77.68	710
Total	5,180	$2,248,358,161.62	100.00%	7.643%	387	76.51%	705

Debt-to-Income Ratios of the Mortgage Loans

Debt-to-Income Ratio (%)	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

0.01 - 20.00	155	$56,034,424.50	2.49%	7.589%	389	74.36%	718
20.01 - 25.00	204	75,809,186.79	3.37	7.574	382	74.35	707
25.01 - 30.00	366	138,596,396.98	6.16	7.681	380	75.51	706
30.01 - 35.00	741	311,534,627.63	13.86	7.624	386	75.22	704
35.01 - 40.00	1,223	546,689,029.48	24.32	7.661	387	76.82	704
40.01 - 45.00	1,134	524,669,697.08	23.34	7.627	388	76.89	704
45.01 - 50.00	798	357,458,317.05	15.90	7.658	388	77.24	702
50.01 - 55.00	498	208,151,544.12	9.26	7.656	390	77.58	709
55.01 - 60.00	40	19,858,513.12	0.88	7.539	378	75.79	701
None	21	9,556,424.87	0.43	7.838	374	75.96	688
Total	5,180	$2,248,358,161.62	100.00%	7.643%	387	76.51%	705

The non-zero weighted average debt-to-income ratio of the mortgage loans was approximately 39.50% as of April 1, 2008.

Original Combined Loan-to-Value Ratios of the Mortgage Loans

Original Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

0.01 - 49.99	81	$34,530,013.02	1.54%	7.333%	368	37.71%	697
50.00 - 54.99	44	21,885,521.11	0.97	7.368	394	52.59	703
55.00 - 59.99	59	34,675,413.19	1.54	7.270	384	57.38	702
60.00 - 64.99	140	78,804,064.83	3.50	7.390	380	62.57	710
65.00 - 69.99	259	134,050,738.91	5.96	7.518	388	68.12	707
70.00 - 74.99	750	326,643,050.42	14.53	7.641	390	71.41	706
75.00 - 79.99	887	452,016,211.03	20.10	7.580	393	76.79	703
80.00	2,249	961,477,529.26	42.76	7.656	388	80.00	704
80.01 - 84.99	21	6,601,086.78	0.29	7.848	365	83.39	707
85.00 - 89.99	150	46,467,017.05	2.07	8.099	375	88.55	705
90.00 - 94.99	364	104,586,051.06	4.65	8.116	367	90.58	701
95.00 - 99.99	175	46,389,804.50	2.06	7.886	367	95.02	719
100.00	1	231,660.46	0.01	6.500	341	100.00	651
Total	5,180	$2,248,358,161.62	100.00%	7.643%	387	76.51%	705

The weighted average combined loan-to-value ratio of the mortgage loans was approximately 76.51% as of April 1, 2008.

Geographic Distribution of the Mortgage Loans

Geographic Location	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

Alabama	18	$3,768,632.63	0.17%	7.930%	376	82.52%	712
Alaska	4	1,903,032.29	0.08	7.945	340	78.12	718
Arizona	210	76,250,531.50	3.39	7.647	389	78.12	710
Arkansas	7	811,120.93	0.04	7.750	341	79.58	700
California	2,347	1,248,287,554.73	55.52	7.618	396	75.74	704
Colorado	39	14,875,648.29	0.66	7.500	376	73.18	712
Connecticut	29	12,585,163.90	0.56	7.921	362	75.20	683
Delaware	6	2,774,181.35	0.12	7.758	351	72.81	702
District of Columbia	9	3,975,549.87	0.18	7.462	369	72.76	702
Florida	858	303,994,355.82	13.52	7.681	380	77.29	705
Georgia	45	11,222,496.03	0.50	7.792	364	81.66	697
Hawaii	37	21,412,273.36	0.95	7.621	396	74.38	719
Idaho	33	9,959,394.63	0.44	7.560	397	75.89	706
Illinois	88	25,472,151.66	1.13	7.918	366	81.43	695
Indiana	8	1,516,973.49	0.07	8.132	341	84.69	715
Kansas	5	1,263,998.71	0.06	7.605	340	84.75	712
Kentucky	3	1,524,230.87	0.07	7.852	341	81.84	673
Louisiana	3	1,211,948.76	0.05	8.007	461	72.79	702
Maryland	95	42,378,546.82	1.88	7.547	375	77.21	696
Massachusetts	55	22,604,895.02	1.01	8.061	364	80.49	688
Michigan	66	16,043,819.53	0.71	7.848	360	77.47	703
Minnesota	69	19,873,679.02	0.88	7.834	367	77.60	704
Mississippi	1	69,466.27	0.00	7.500	342	75.00	676
Missouri	15	2,493,748.18	0.11	8.086	357	84.13	693
Montana	2	780,089.84	0.03	7.218	342	80.00	689
Nebraska	2	290,264.74	0.01	8.015	407	80.00	738
Nevada	189	63,882,198.14	2.84	7.793	388	79.72	703
New Hampshire	5	1,286,518.83	0.06	7.740	361	80.10	740
New Jersey	142	60,969,045.85	2.71	7.652	362	78.43	707
New Mexico	10	2,311,751.09	0.10	7.677	340	78.67	698
New York	120	56,702,585.61	2.52	7.606	365	73.23	705
North Carolina	40	14,399,396.83	0.64	7.648	378	74.53	701
Ohio	28	6,501,528.69	0.29	7.472	341	79.69	712
Oklahoma	4	712,307.08	0.03	8.042	341	83.65	714
Oregon	34	12,852,834.15	0.57	7.311	383	76.42	704
Pennsylvania	59	12,856,680.36	0.57	7.798	358	83.35	690
Rhode Island	16	4,249,246.43	0.19	8.204	378	81.13	677
South Carolina	12	4,618,459.06	0.21	7.612	385	75.55	688
South Dakota	1	112,500.19	0.01	8.000	342	95.00	721
Tennessee	14	4,203,189.05	0.19	7.732	363	81.98	702
Texas	88	14,480,990.00	0.64	7.855	392	76.40	717
Utah	49	19,290,771.16	0.86	7.636	367	78.26	701
Virginia	141	66,802,766.90	2.97	7.463	372	76.44	708
Washington	132	46,929,008.58	2.09	7.553	373	76.51	714
West Virginia	6	1,239,982.90	0.06	7.417	364	82.21	694
Wisconsin	35	6,520,916.48	0.29	7.776	350	81.55	702
Wyoming	1	91,736.00	0.00	7.875	342	70.00	654
Total	5,180	$2,248,358,161.62	100.00%	7.643%	387	76.51%	705

As of April 1, 2008, the greatest five-digit ZIP Code geographic concentration of mortgage loans by Stated Principal Balance was approximately 0.33% in the 92592 ZIP Code.

Loan Rates of the Mortgage Loans

Loan Rate (%)	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

5.000 - 5.499	1	$297,980.09	0.01%	5.250%	340	80.00%	792
5.500 - 5.999	12	8,166,925.23	0.36	5.765	367	68.43	738
6.000 - 6.499	51	28,786,306.36	1.28	6.207	399	73.38	720
6.500 - 6.999	236	121,539,090.18	5.41	6.726	385	72.24	718
7.000 - 7.499	1,003	487,006,230.43	21.66	7.239	378	74.82	719
7.500 - 7.999	2,771	1,197,596,669.81	53.27	7.725	389	76.60	699
8.000 - 8.499	888	342,247,527.38	15.22	8.209	397	78.31	697
8.500 - 8.999	150	43,716,807.39	1.94	8.675	359	89.44	701
9.000 - 9.499	61	17,338,976.16	0.77	9.137	365	87.65	683
9.500 - 9.999	7	1,661,648.59	0.07	9.588	444	91.91	690
Total	5,180	$2,248,358,161.62	100.00%	7.643%	387	76.51%	705

The weighted average loan rate of the mortgage loans as of April 1, 2008 was approximately 7.643%.

Maximum Loan Rates of the Mortgage Loans

Maximum Loan Rate (%)	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

6.000 - 6.499	1	$222,630.94	0.01%	8.625%	341	90.00%	714
9.500 - 9.999	5,081	2,213,595,064.55	98.45	7.638	387	76.43	705
10.000 -10.499	31	11,350,215.49	0.50	7.557	348	76.61	679
10.500 -10.999	27	8,991,913.78	0.40	8.474	367	88.60	717
11.000 -11.499	23	8,099,416.96	0.36	8.257	358	84.93	717
11.500 -11.999	6	1,764,194.22	0.08	7.826	371	77.98	718
12.000 -12.499	2	1,007,565.95	0.04	7.772	411	82.20	672
12.500 -12.999	3	699,273.09	0.03	8.228	402	80.00	679
13.000 -13.499	3	1,494,218.40	0.07	7.590	384	75.88	702
13.500 -13.999	2	1,040,899.64	0.05	7.093	461	77.78	705
14.000 -14.499	1	92,768.60	0.00	8.875	341	89.95	666
Total	5,180	$2,248,358,161.62	100.00%	7.643%	387	76.51%	705

The weighted average maximum loan rate of the mortgage loans was approximately 9.968% as of April 1, 2008.

Minimum Loan Rates of the Mortgage Loans

Minimum Loan Rate (%)	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

0.001 - 0.999	1	$297,980.09	0.01%	5.250%	340	80.00%	792
1.000 - 1.499	9	6,129,306.22	0.27	5.729	370	66.16	736
1.500 - 1.999	39	23,491,715.01	1.04	6.146	392	72.82	726
2.000 - 2.499	168	88,476,497.77	3.94	6.641	389	70.48	717
2.500 - 2.999	739	368,198,190.95	16.38	7.139	378	74.65	720
3.000 - 3.499	2,010	907,043,836.90	40.34	7.588	384	76.35	709
3.500 - 3.999	1,647	656,962,169.97	29.22	7.947	396	77.38	690
4.000 - 4.499	467	169,068,112.85	7.52	8.422	385	80.27	694
4.500 - 4.999	85	24,437,602.73	1.09	9.008	360	87.82	692
5.000 - 5.499	15	4,252,749.13	0.19	9.458	388	85.98	668
Total	5,180	$2,248,358,161.62	100.00%	7.643%	387	76.51%	705

The weighted average minimum loan rate of the mortgage loans was approximately 3.320% as of April 1, 2008.

Gross Margins of the Mortgage Loans

Gross Margin (%)	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

0.001 - 0.999	1	$297,980.09	0.01%	5.250%	340	80.00%	792
1.000 - 1.499	9	6,129,306.22	0.27	5.729	370	66.16	736
1.500 - 1.999	39	23,491,715.01	1.04	6.146	392	72.82	726
2.000 - 2.499	168	88,476,497.77	3.94	6.641	389	70.48	717
2.500 - 2.999	739	368,198,190.95	16.38	7.139	378	74.65	720
3.000 - 3.499	2,010	907,043,836.90	40.34	7.588	384	76.35	709
3.500 - 3.999	1,647	656,962,169.97	29.22	7.947	396	77.38	690
4.000 - 4.499	467	169,068,112.85	7.52	8.422	385	80.27	694
4.500 - 4.999	85	24,437,602.73	1.09	9.008	360	87.82	692
5.000 - 5.499	15	4,252,749.13	0.19	9.458	388	85.98	668
Total	5,180	$2,248,358,161.62	100.00%	7.643%	387	76.51%	705

The weighted average gross margin of the mortgage loans was approximately 3.320% as of April 1, 2008.

Credit Scores of the Mortgage Loans

Credit Score	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

575 - 599	1	$316,098.55	0.01%	7.875%	342	80.00%	592
600 - 624	67	28,456,639.95	1.27	7.855	364	75.55	621
625 - 649	456	178,288,685.74	7.93	7.842	387	74.69	639
650 - 674	921	382,657,464.78	17.02	7.759	377	76.50	664
675 - 699	1,158	525,696,249.45	23.38	7.674	390	76.95	687
700 - 724	975	433,025,416.56	19.26	7.625	389	76.97	711
725 - 749	696	305,369,361.81	13.58	7.552	389	76.74	737
750 - 774	526	236,749,146.71	10.53	7.497	390	76.78	761
775 - 799	309	128,233,452.73	5.70	7.445	390	75.09	785
800 and above	66	27,456,702.18	1.22	7.375	405	76.09	806
None	5	2,108,943.16	0.09	7.907	341	71.11	N/A
Total	5,180	$2,248,358,161.62	100.00%	7.643%	387	76.51%	705

The non-zero weighted average credit score of the mortgage loans with credit scores was approximately 705 as of April 1, 2008.

Original Prepayment Penalty Periods of the Mortgage Loans

Original Prepayment Penalty Period (months)	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

None	696	$320,037,702.33	14.23%	7.492%	376	76.21%	709
6	1	514,506.25	0.02	8.125	340	80.00	733
12	1,713	813,338,445.70	36.17	7.693	391	76.31	706
30	2	331,090.47	0.01	7.058	340	80.00	672
36	2,768	1,114,136,416.87	49.55	7.650	387	76.74	702
Total	5,180	$2,248,358,161.62	100.00%	7.643%	387	76.51%	705

Negative Amortization Limits of the Mortgage Loans

Negative Amortization Limit (%)	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

110	147	$68,345,218.78	3.04%	7.655%	362	73.81%	709
115	5,033	2,180,012,942.84	96.96	7.643	388	76.60	704
Total	5,180	$2,248,358,161.62	100.00%	7.643%	387	76.51%	705

Months to Next Payment Adjustment Date of the Mortgage Loans

Months to Next Payment Adjustment Date	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

1	6	$2,230,600.62	0.10%	7.655%	357	78.56%	716
2	42	21,945,345.90	0.98	7.701	401	75.26	720
3	514	219,872,803.15	9.78	7.560	387	76.70	720
4	961	382,908,559.91	17.03	7.654	392	76.69	709
5	3,109	1,393,349,623.29	61.97	7.655	389	76.47	701
6	537	224,163,422.52	9.97	7.622	366	76.37	700
8	1	405,415.43	0.02	7.375	332	61.60	649
10	8	3,015,419.82	0.13	7.862	334	82.35	709
11	1	146,786.92	0.01	8.375	335	70.00	682
12	1	320,184.06	0.01	7.875	456	70.00	679
Total	5,180	$2,248,358,161.62	100.00%	7.643%	387	76.51%	705

The weighted average months to next payment adjustment of the mortgage loans was approximately 5 months as of April 1, 2008.

Next Rate Adjustment Date of the Mortgage Loans

Next Rate Adjustment Date	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

May 2008	5,180	$2,248,358,161.62	100.00%	7.643%	387	76.51%	705
Total	5,180	$2,248,358,161.62	100.00%	7.643%	387	76.51%	705

The weighted average months to next rate adjustment of the mortgage loans was approximately 1 month as of April 1, 2008.

Delinquency Status of the Mortgage Loans

Delinquency Status	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

30 - 59 Days	163	$76,148,672.55	3.39%	7.728%	397	78.21%	689
60 - 89 Days	128	55,608,087.22	2.47	7.758	387	78.25	689
90+ Days	181	82,271,124.12	3.66	7.793	377	77.98	686
Current	4,231	1,819,543,993.51	80.93	7.611	386	76.07	708
Foreclosure	368	169,289,626.30	7.53	7.801	390	78.62	694
REO	109	45,496,657.92	2.02	7.773	394	78.84	689
Total	5,180	$2,248,358,161.62	100.00%	7.643%	387	76.51%	705

30-59 Day Delinquencies of the Mortgage Loans

Number of 30-59 Day Delinquencies in the 12 Months Preceding April 1, 2008	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

None	4,162	$1,793,351,958.20	79.76%	7.611%	386	76.07%	708
1	783	347,597,978.33	15.46	7.793	391	78.37	692
2	139	64,863,638.05	2.88	7.704	381	78.78	687
3	56	22,883,873.89	1.02	7.718	386	77.29	682
4	20	10,277,933.41	0.46	7.606	385	75.98	674
5	19	8,694,943.13	0.39	7.774	354	77.39	675
6	1	687,836.61	0.03	7.750	341	61.90	630
Total	5,180	$2,248,358,161.62	100.00%	7.643%	387	76.51%	705

60-89 Day Delinquencies of the Mortgage Loans

Number of 60-89 Day Delinquencies in the 12 Months Preceding April 1, 2008	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

None	4,367	$1,885,317,224.39	83.85%	7.616%	387	76.16%	707
1	738	328,999,699.02	14.63	7.792	387	78.50	692
2	61	27,461,502.95	1.22	7.752	383	78.28	678
3	9	4,308,929.31	0.19	7.590	367	68.41	679
4	4	1,680,195.72	0.07	7.598	406	75.87	683
6	1	590,610.23	0.03	7.875	460	76.69	662
Total	5,180	$2,248,358,161.62	100.00%	7.643%	387	76.51%	705

90+ Day Delinquencies of the Mortgage Loans

Number of 90+ Day Delinquencies in the 12 Months Preceding April 1, 2008	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

None	4,809	$2,075,601,019.57	92.32%	7.631%	387	76.34%	706
1	159	78,409,849.12	3.49	7.775	384	77.88	687
2	124	50,238,775.18	2.23	7.850	382	80.12	692
3	54	26,757,271.17	1.19	7.734	384	77.37	687
4	15	8,438,145.57	0.38	7.728	362	77.47	689
5	8	3,821,467.60	0.17	7.546	385	81.49	702
6	5	2,497,708.11	0.11	7.665	385	78.46	660
7	3	1,403,654.49	0.06	8.073	394	83.40	682
8	1	740,324.58	0.03	7.875	459	75.00	738
9	1	210,242.35	0.01	8.375	341	80.00	749
10	1	239,703.88	0.01	7.875	342	80.00	704
Total	5,180	$2,248,358,161.62	100.00%	7.643%	387	76.51%	705

Foreclosure Status of the Mortgage Loans

Number of Mortgage Loans in Foreclosure in the 12 Months preceding April 1, 2008	Number of Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

None	4,647	$2,008,191,292.81	89.32%	7.624%	387	76.27%	706
1	172	70,619,919.24	3.14	7.883	392	78.82	694
2	73	31,467,489.56	1.40	7.786	397	80.50	691
3	60	35,581,064.65	1.58	7.726	390	75.06	688
4	94	40,626,408.47	1.81	7.655	388	78.54	691
5	54	24,397,194.29	1.09	7.834	388	78.52	692
6	25	10,269,019.54	0.46	7.858	393	80.17	685
7	21	8,700,763.63	0.39	7.773	363	79.24	691
8	13	6,112,245.94	0.27	8.014	410	79.87	688
9	11	6,217,462.71	0.28	7.920	364	80.96	698
10	6	3,988,749.76	0.18	7.760	367	80.14	698
11	2	1,616,740.08	0.07	7.923	341	74.52	735
12	2	569,810.94	0.03	7.734	393	85.05	630
Total	5,180	$2,248,358,161.62	100.00%	7.643%	387	76.51%	705

Group 1 Mortgage Loan Statistics

The following statistical information, unless otherwise specified, is based upon the aggregate principal balance of the group 1 mortgage loans as of April 1, 2008.

The group 1 mortgage loans had the approximate characteristics shown in the following tables. The sum in any column in the following tables may not equal the total indicated due to rounding.

Stated Principal Balances of the Group 1 Mortgage Loans

Stated Principal Balance ($)	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

0.01 - 50,000.00	3	$134,165.71	0.02%	7.810%	372	59.02%	709
50,000.01 - 100,000.00	103	8,246,484.52	1.10	7.971	364	75.86	709
100,000.01 - 150,000.00	295	37,661,697.44	5.01	7.800	371	77.69	709
150,000.01 - 200,000.00	377	65,965,708.03	8.78	7.860	375	77.42	704
200,000.01 - 250,000.00	438	98,248,018.27	13.07	7.799	371	78.31	701
250,000.01 - 300,000.00	412	112,810,603.03	15.01	7.758	384	76.79	702
300,000.01 - 350,000.00	373	121,379,607.21	16.15	7.794	384	77.50	694
350,000.01 - 400,000.00	349	130,766,859.47	17.40	7.785	385	77.76	698
400,000.01 - 450,000.00	270	113,371,108.88	15.08	7.739	392	76.16	697
450,000.01 - 500,000.00	37	17,619,307.33	2.34	7.942	369	74.60	690
500,000.01 - 550,000.00	39	20,412,607.48	2.72	7.851	384	73.36	699
550,000.01 - 600,000.00	20	11,549,383.72	1.54	7.801	383	73.99	710
600,000.01 - 650,000.00	9	5,576,922.10	0.74	8.017	394	75.19	695
650,000.01 - 700,000.00	4	2,688,874.02	0.36	7.939	371	73.30	717
700,000.01 - 750,000.00	3	2,112,978.40	0.28	7.959	421	68.78	748
750,000.01 - 800,000.00	3	2,330,743.07	0.31	7.629	420	71.69	720
800,000.01 - 850,000.00	1	822,162.31	0.11	7.875	341	70.00	753
Total	2,736	$751,697,230.99	100.00%	7.795%	382	77.01%	700

The average Stated Principal Balance of the group 1 mortgage loans was approximately $274,743 as of April 1, 2008.

Original Terms to Stated Maturity of the Group 1 Mortgage Loans

Original Term (months)	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

360	1,859	$494,693,334.15	65.81%	7.814%	341	77.62%	697
480	877	257,003,896.84	34.19	7.758	461	75.83	706
Total	2,736	$751,697,230.99	100.00%	7.795%	382	77.01%	700

The weighted average original term to stated maturity of the group 1 mortgage loans was approximately 401 months as of April 1, 2008.

Remaining Terms to Stated Maturity of the Group 1 Mortgage Loans

Remaining Term (months)	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

301 - 360	1,859	$494,693,334.15	65.81%	7.814%	341	77.62%	697
361 and above	877	257,003,896.84	34.19	7.758	461	75.83	706
Total	2,736	$751,697,230.99	100.00%	7.795%	382	77.01%	700

The weighted average remaining term to stated maturity of the group 1 mortgage loans was approximately 382 months as of April 1, 2008.

Property Types of the Group 1 Mortgage Loans

Property Type	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

Condominium	399	$92,327,907.78	12.28%	7.843%	385	78.49%	710
Cooperative	1	301,088.34	0.04	7.625	340	62.89	660
Planned Unit Development	420	109,378,699.90	14.55	7.749	388	78.36	704
Single Family	1,584	428,715,316.79	57.03	7.763	381	77.09	696
Two- to Four-Family	332	120,974,218.18	16.09	7.913	375	74.39	703
Total	2,736	$751,697,230.99	100.00%	7.795%	382	77.01%	700

Stated Occupancy Status of the Group 1 Mortgage Loans*

Stated Occupancy Status	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

Investor	794	$194,904,584.16	25.93%	7.924%	380	72.99%	710
Primary	1,645	483,911,585.73	64.38	7.767	382	78.00	693
Second Home	297	72,881,061.10	9.70	7.633	385	81.14	717
Total	2,736	$751,697,230.99	100.00%	7.795%	382	77.01%	700
_______________
*	In the preceding table, “stated occupancy status” refers to the intended use of the mortgaged property as represented by the borrower when the related mortgage loan was originated.

Loan Purposes of the Group 1 Mortgage Loans

Purpose	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

Cash Out Refinance	1,345	$396,217,307.48	52.71%	7.780%	381	75.75%	696
Purchase	670	149,395,105.95	19.87	7.795	382	77.97	719
Rate/Term Refinance	721	206,084,817.56	27.42	7.822	383	78.72	693
Total	2,736	$751,697,230.99	100.00%	7.795%	382	77.01%	700

Documentation Programs of the Group 1 Mortgage Loans

Documentation	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

Alternative Documentation	88	$19,727,352.47	2.62%	7.654%	385	77.54%	707
Full Documentation	294	63,920,250.06	8.50	7.818	369	79.53	698
No Income/No Asset	1	279,038.16	0.04	7.425	341	59.16	726
No Ratio	2	588,465.63	0.08	7.588	340	78.91	647
Reduced Documentation	1,990	568,721,920.68	75.66	7.789	384	76.30	698
Stated Income/Stated Asset	361	98,460,203.99	13.10	7.843	379	79.37	708
Total	2,736	$751,697,230.99	100.00%	7.795%	382	77.01%	700

Debt-to-Income Ratios of the Group 1 Mortgage Loans

Debt-to-Income Ratio (%)	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

0.01 - 20.00	110	$27,075,768.94	3.60%	7.687%	389	74.53%	713
20.01 - 25.00	126	29,072,843.20	3.87	7.772	375	74.37	701
25.01 - 30.00	229	58,587,277.33	7.79	7.791	379	74.62	703
30.01 - 35.00	421	109,297,341.21	14.54	7.802	379	76.53	702
35.01 - 40.00	629	182,389,262.93	24.26	7.801	383	77.28	694
40.01 - 45.00	519	143,088,456.27	19.04	7.831	384	78.34	699
45.01 - 50.00	388	112,074,911.21	14.91	7.775	385	77.26	698
50.01 - 55.00	281	80,346,190.78	10.69	7.777	376	78.10	707
55.01 - 60.00	20	5,976,798.29	0.80	7.821	389	75.15	682
None	13	3,788,380.83	0.50	7.777	387	73.86	686
Total	2,736	$751,697,230.99	100.00%	7.795%	382	77.01%	700

The non-zero weighted average debt-to-income ratio of the group 1 mortgage loans was approximately 38.86% as of April 1, 2008.

Original Combined Loan-to-Value Ratios of the Group 1 Mortgage Loans

Original Combined Loan-to-Value Ratio (%)	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

0.01 - 49.99	55	$13,133,634.40	1.75%	7.328%	400	38.67%	701
50.00 - 54.99	28	7,165,697.35	0.95	7.539	389	52.85	696
55.00 - 59.99	33	11,109,134.92	1.48	7.494	389	57.26	695
60.00 - 64.99	71	21,373,847.50	2.84	7.529	380	62.46	692
65.00 - 69.99	145	44,096,593.94	5.87	7.682	382	68.00	693
70.00 - 74.99	492	132,214,650.66	17.59	7.766	387	70.90	703
75.00 - 79.99	409	113,819,639.23	15.14	7.762	386	77.27	698
80.00	1,050	295,098,948.91	39.26	7.765	381	80.00	699
80.01 - 84.99	18	5,071,984.66	0.67	7.812	372	83.52	710
85.00 - 89.99	117	31,354,815.13	4.17	8.124	375	88.36	703
90.00 - 94.99	250	63,048,682.87	8.39	8.214	369	90.52	700
95.00 - 99.99	67	13,977,940.96	1.86	7.914	359	95.00	717
100.00	1	231,660.46	0.03	6.500	341	100.00	651
Total	2,736	$751,697,230.99	100.00%	7.795%	382	77.01%	700

The weighted average combined loan-to-value ratio of the group 1 mortgage loans was approximately 77.01% as of April 1, 2008.

Geographic Distribution of the Group 1 Mortgage Loans

Geographic Location	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

Alabama	15	$2,088,197.88	0.28%	8.174%	366	86.97%	724
Alaska	2	450,523.28	0.06	7.750	341	76.24	741
Arizona	136	31,961,040.68	4.25	7.737	388	79.19	709
Arkansas	7	811,120.93	0.11	7.750	341	79.58	700
California	880	305,278,699.98	40.61	7.768	394	74.86	697
Colorado	25	5,070,059.04	0.67	7.695	388	80.06	699
Connecticut	22	6,445,408.56	0.86	7.836	362	79.68	704
Delaware	5	1,304,100.53	0.17	7.767	362	83.16	746
District of Columbia	6	1,675,750.17	0.22	7.545	381	68.36	718
Florida	534	122,223,543.40	16.26	7.817	380	78.12	703
Georgia	34	7,562,285.82	1.01	7.818	367	80.95	699
Hawaii	27	11,479,277.02	1.53	7.723	370	77.31	715
Idaho	21	3,840,465.51	0.51	7.812	355	76.37	707
Illinois	71	18,716,327.79	2.49	7.959	360	80.35	693
Indiana	6	1,257,864.31	0.17	8.099	341	85.79	717
Kansas	3	525,206.92	0.07	7.871	340	85.58	736
Kentucky	1	289,250.71	0.04	7.875	341	90.00	666
Louisiana	1	76,345.33	0.01	9.000	461	90.00	641
Maryland	52	13,939,776.98	1.85	7.741	376	77.96	689
Massachusetts	41	14,285,459.26	1.90	8.152	367	81.50	694
Michigan	49	7,726,586.90	1.03	7.952	350	82.94	702
Minnesota	55	13,287,907.79	1.77	7.871	369	78.08	710
Mississippi	1	69,466.27	0.01	7.500	342	75.00	676
Missouri	15	2,493,748.18	0.33	8.086	357	84.13	693
Montana	1	267,945.57	0.04	7.875	341	80.00	712
Nebraska	2	290,264.74	0.04	8.015	407	80.00	738
Nevada	125	32,696,092.58	4.35	7.816	388	78.68	696
New Hampshire	4	823,810.05	0.11	7.875	373	80.16	720
New Jersey	82	25,279,681.31	3.36	7.779	354	78.13	693
New Mexico	8	1,524,245.10	0.20	7.746	340	78.42	694
New York	65	24,411,870.01	3.25	7.666	360	71.76	704
North Carolina	25	4,596,518.55	0.61	7.885	363	78.89	691
Ohio	22	3,379,722.52	0.45	7.862	341	83.07	698
Oklahoma	4	712,307.08	0.09	8.042	341	83.65	714
Oregon	21	5,364,475.88	0.71	7.699	363	79.12	717
Pennsylvania	40	7,748,615.29	1.03	7.820	362	82.20	687
Rhode Island	15	3,916,437.16	0.52	8.253	371	79.95	673
South Carolina	6	876,745.80	0.12	7.561	382	79.40	691
South Dakota	1	112,500.19	0.01	8.000	342	95.00	721
Tennessee	11	2,172,787.59	0.29	7.786	354	81.29	708
Texas	80	11,657,362.40	1.55	7.896	398	75.48	714
Utah	26	5,453,494.88	0.73	7.950	371	78.46	708
Virginia	61	17,577,890.14	2.34	7.694	378	78.95	697
Washington	89	22,958,978.23	3.05	7.676	383	77.14	707
West Virginia	6	1,239,982.90	0.16	7.417	364	82.21	694
Wisconsin	32	5,685,353.78	0.76	7.878	351	81.51	697
Wyoming	1	91,736.00	0.01	7.875	342	70.00	654
Total	2,736	$751,697,230.99	100.00%	7.795%	382	77.01%	700

As of April 1, 2008, the greatest five-digit ZIP Code geographic concentration of group 1 mortgage loans by Stated Principal Balance was approximately 0.47% in the 93550 ZIP Code.

Loan Rates of the Group 1 Mortgage Loans

Loan Rate (%)	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

5.500 - 5.999	2	$809,533.61	0.11%	5.796%	460	73.68%	690
6.000 - 6.499	16	4,320,874.07	0.57	6.218	411	68.76	731
6.500 - 6.999	93	26,169,198.60	3.48	6.692	400	70.46	715
7.000 - 7.499	366	101,518,844.12	13.51	7.249	375	74.48	713
7.500 - 7.999	1,525	422,489,467.81	56.20	7.751	381	76.76	697
8.000 - 8.499	576	154,060,086.29	20.49	8.222	389	77.73	697
8.500 - 8.999	103	26,787,108.90	3.56	8.697	361	88.29	704
9.000 - 9.499	50	14,354,689.27	1.91	9.115	362	86.76	688
9.500 - 9.999	5	1,187,428.32	0.16	9.554	437	91.45	698
Total	2,736	$751,697,230.99	100.00%	7.795%	382	77.01%	700

The weighted average loan rate of the group 1 mortgage loans as of April 1, 2008 was approximately 7.795%.

Maximum Loan Rates of the Group 1 Mortgage Loans

Maximum Loan Rate (%)	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

6.000 - 6.499	1	$222,630.94	0.03%	8.625%	341	90.00%	714
9.500 - 9.999	2,679	736,299,560.85	97.95	7.786	382	76.88	700
10.000 -10.499	18	4,711,787.66	0.63	7.727	352	76.35	665
10.500 -10.999	16	4,100,370.73	0.55	8.440	370	87.63	714
11.000 -11.499	11	3,420,327.28	0.46	8.881	341	90.28	696
11.500 -11.999	6	1,764,194.22	0.23	7.826	371	77.98	718
12.500 -12.999	3	699,273.09	0.09	8.228	402	80.00	679
13.500 -13.999	1	386,317.62	0.05	7.250	461	80.00	692
14.000 -14.499	1	92,768.60	0.01	8.875	341	89.95	666
Total	2,736	$751,697,230.99	100.00%	7.795%	382	77.01%	700

The weighted average maximum loan rate of the group 1 mortgage loans was approximately 9.972% as of April 1, 2008.

Minimum Loan Rates of the Group 1 Mortgage Loans

Minimum Loan Rate (%)	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

1.000 - 1.499	1	$510,766.92	0.07%	5.750%	460	69.99%	693
1.500 - 1.999	10	2,636,334.55	0.35	6.097	409	66.44	731
2.000 - 2.499	74	21,289,737.95	2.83	6.623	403	69.61	716
2.500 - 2.999	256	70,450,292.05	9.37	7.145	380	74.63	714
3.000 - 3.499	943	265,345,781.60	35.30	7.605	377	76.16	706
3.500 - 3.999	1,047	284,770,273.74	37.88	7.950	389	77.16	691
4.000 - 4.499	324	83,918,298.37	11.16	8.435	371	80.86	693
4.500 - 4.999	71	19,766,933.65	2.63	9.003	359	86.74	697
5.000 - 5.499	10	3,008,812.16	0.40	9.445	389	83.84	676
Total	2,736	$751,697,230.99	100.00%	7.795%	382	77.01%	700

The weighted average minimum loan rate of the group 1 mortgage loans was approximately 3.472% as of April 1, 2008.

Gross Margins of the Group 1 Mortgage Loans

Gross Margin (%)	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

1.000 - 1.499	1	$510,766.92	0.07%	5.750%	460	69.99%	693
1.500 - 1.999	10	2,636,334.55	0.35	6.097	409	66.44	731
2.000 - 2.499	74	21,289,737.95	2.83	6.623	403	69.61	716
2.500 - 2.999	256	70,450,292.05	9.37	7.145	380	74.63	714
3.000 - 3.499	943	265,345,781.60	35.30	7.605	377	76.16	706
3.500 - 3.999	1,047	284,770,273.74	37.88	7.950	389	77.16	691
4.000 - 4.499	324	83,918,298.37	11.16	8.435	371	80.86	693
4.500 - 4.999	71	19,766,933.65	2.63	9.003	359	86.74	697
5.000 - 5.499	10	3,008,812.16	0.40	9.445	389	83.84	676
Total	2,736	$751,697,230.99	100.00%	7.795%	382	77.01%	700

The weighted average gross margin of the group 1 mortgage loans was approximately 3.472% as of April 1, 2008.

Credit Scores of the Group 1 Mortgage Loans

Credit Score	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

600 - 624	28	$7,515,208.27	1.00%	7.900%	365	74.04%	622
625 - 649	281	79,665,715.87	10.60	7.846	377	73.96	639
650 - 674	533	150,390,890.08	20.01	7.862	374	76.83	663
675 - 699	610	171,260,231.71	22.78	7.826	378	78.03	687
700 - 724	497	136,253,288.52	18.13	7.816	388	78.10	711
725 - 749	341	90,169,065.46	12.00	7.759	387	77.33	736
750 - 774	254	66,984,826.32	8.91	7.658	390	77.38	760
775 - 799	164	42,069,862.10	5.60	7.602	390	74.94	785
800 and above	28	7,388,142.66	0.98	7.401	401	76.70	806
Total	2,736	$751,697,230.99	100.00%	7.795%	382	77.01%	700

The weighted average credit score of the group 1 mortgage loans was approximately 700 as of April 1, 2008.

Original Prepayment Penalty Periods of the Group 1 Mortgage Loans

Original Prepayment Penalty Period (months)	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

None	327	$88,033,434.83	11.71%	7.605%	379	76.93%	704
12	788	225,783,109.61	30.04	7.909	389	76.62	701
30	2	331,090.47	0.04	7.058	340	80.00	672
36	1,619	437,549,596.08	58.21	7.775	379	77.22	698
Total	2,736	$751,697,230.99	100.00%	7.795%	382	77.01%	700

Negative Amortization Limits of the Group 1 Mortgage Loans

Negative Amortization Limit (%)	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

110	81	$29,597,958.89	3.94%	7.820%	357	72.86%	705
115	2,655	722,099,272.10	96.06	7.794	383	77.18	700
Total	2,736	$751,697,230.99	100.00%	7.795%	382	77.01%	700

Months to Next Payment Adjustment Date of the Group 1 Mortgage Loans

Months to Payment Adjustment Date	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

1	3	$616,989.93	0.08%	7.904%	409	65.48%	692
2	18	4,656,246.07	0.62	7.669	404	78.79	722
3	249	67,662,915.25	9.00	7.729	368	77.79	711
4	546	149,046,998.91	19.83	7.735	392	76.90	707
5	1,606	444,823,525.39	59.18	7.827	384	76.95	696
6	307	83,008,141.56	11.04	7.790	362	76.91	696
8	1	405,415.43	0.05	7.375	332	61.60	649
10	4	1,010,027.47	0.13	7.819	334	82.35	717
11	1	146,786.92	0.02	8.375	335	70.00	682
12	1	320,184.06	0.04	7.875	456	70.00	679
Total	2,736	$751,697,230.99	100.00%	7.795%	382	77.01%	700

The weighted average months to next payment adjustment of the group 1 mortgage loans was approximately 5 months as of April 1, 2008.

Next Rate Adjustment Date of the Group 1 Mortgage Loans

Next Rate Adjustment Date	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

May 2008	2,736	$751,697,230.99	100.00%	7.795%	382	77.01%	700
Total	2,736	$751,697,230.99	100.00%	7.795%	382	77.01%	700

The weighted average months to next rate adjustment of the group 1 mortgage loans was approximately 1 month as of April 1, 2008.

Delinquency Status of the Group 1 Mortgage Loans

Delinquency Status	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

30 - 59 Days	75	$22,000,226.91	2.93%	7.922%	380	78.31%	685
60 - 89 Days	67	20,419,852.83	2.72	7.914	381	79.11	682
90+ Days	88	25,742,306.87	3.42	7.995	378	80.56	684
Current	2,254	613,071,879.64	81.56	7.759	382	76.44	703
Foreclosure	194	54,475,164.57	7.25	7.957	374	79.82	688
REO	58	15,987,800.17	2.13	7.961	392	78.80	678
Total	2,736	$751,697,230.99	100.00%	7.795%	382	77.01%	700

30-59 Day Delinquencies of the Group 1 Mortgage Loans

Number of 30-59 Day Delinquencies in the 12 Months Preceding April 1, 2008	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

None	2,213	$601,144,913.94	79.97%	7.759%	383	76.40%	704
1	407	116,024,139.87	15.43	7.964	379	79.50	687
2	67	19,293,823.55	2.57	7.916	364	79.59	675
3	33	9,947,498.28	1.32	7.793	384	79.18	671
4	7	2,714,851.17	0.36	7.634	407	78.84	664
5	9	2,572,004.18	0.34	7.820	358	77.10	671
Total	2,736	$751,697,230.99	100.00%	7.795%	382	77.01%	700

60-89 Day Delinquencies of the Group 1 Mortgage Loans

Number of 60-89 Day Delinquencies in the 12 Months Preceding April 1, 2008	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

None	2,317	$631,654,825.41	84.03%	7.765%	382	76.50%	703
1	385	109,769,265.27	14.60	7.948	378	79.78	686
2	30	8,957,715.37	1.19	7.990	364	78.59	667
3	3	1,045,211.59	0.14	7.978	448	78.99	677
4	1	270,213.35	0.04	7.625	340	80.00	681
Total	2,736	$751,697,230.99	100.00%	7.795%	382	77.01%	700

90+ Day Delinquencies of the Group 1 Mortgage Loans

Number of 90+ Day Delinquencies in the 12 Months Preceding April 1, 2008	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

None	2,554	$698,341,323.84	92.90%	7.781%	382	76.73%	701
1	73	20,796,307.40	2.77	8.000	388	80.58	686
2	71	21,580,351.66	2.87	7.949	381	80.53	691
3	25	7,074,115.42	0.94	8.020	364	81.35	669
4	6	1,783,360.28	0.24	8.108	340	81.07	663
5	3	884,983.21	0.12	7.840	341	81.74	642
6	2	786,842.95	0.10	7.541	397	77.20	641
9	1	210,242.35	0.03	8.375	341	80.00	749
10	1	239,703.88	0.03	7.875	342	80.00	704
Total	2,736	$751,697,230.99	100.00%	7.795%	382	77.01%	700

Foreclosure Status of the Group 1 Mortgage Loans

Number of Mortgage Loans in Foreclosure in the 12 Months preceding April 1, 2008	Number of Group 1 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

None	2,460	$674,286,508.32	89.70%	7.775%	382	76.70%	702
1	96	26,358,269.69	3.51	7.978	376	80.22	688
2	41	10,690,120.84	1.42	8.037	359	81.58	680
3	29	8,057,709.33	1.07	7.949	380	78.99	689
4	40	11,951,874.30	1.59	7.855	385	76.09	675
5	30	9,559,312.56	1.27	7.939	383	79.28	679
6	13	3,315,777.66	0.44	8.022	405	82.61	698
7	13	3,743,706.27	0.50	7.896	363	78.31	689
8	7	1,805,728.59	0.24	8.403	368	81.72	677
9	4	1,202,064.55	0.16	7.770	340	85.59	683
11	1	156,347.94	0.02	8.375	341	70.00	709
12	2	569,810.94	0.08	7.734	393	85.05	630
Total	2,736	$751,697,230.99	100.00%	7.795%	382	77.01%	700

Group 2 Mortgage Loan Statistics

The following statistical information, unless otherwise specified, is based upon the aggregate principal balance of the group 2 mortgage loans as of April 1, 2008.

The group 2 mortgage loans had the approximate characteristics shown in the following tables. The sum in any column in the following tables may not equal the total indicated due to rounding.

Stated Principal Balances of the Group 2 Mortgage Loans

Stated Principal Balance ($)	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

50,000.01 - 100,000.00	3	$254,897.96	0.02%	7.619%	382	82.35%	672
100,000.01 - 150,000.00	21	2,827,302.08	0.19	7.554	367	81.96	700
150,000.01 - 200,000.00	42	7,548,667.06	0.50	7.764	364	84.88	704
200,000.01 - 250,000.00	68	15,372,210.64	1.03	7.680	367	87.78	709
250,000.01 - 300,000.00	91	25,016,580.04	1.67	7.765	375	84.60	699
300,000.01 - 350,000.00	101	32,700,863.25	2.18	7.692	378	84.05	706
350,000.01 - 400,000.00	92	34,579,600.00	2.31	7.669	382	84.23	703
400,000.01 - 450,000.00	165	70,991,796.97	4.74	7.609	380	79.55	705
450,000.01 - 500,000.00	337	159,863,950.41	10.68	7.597	375	77.39	707
500,000.01 - 550,000.00	325	170,520,784.53	11.39	7.591	383	78.37	709
550,000.01 - 600,000.00	238	136,863,901.45	9.14	7.537	388	77.09	709
600,000.01 - 650,000.00	183	114,265,609.72	7.63	7.521	400	78.26	708
650,000.01 - 700,000.00	216	146,550,010.56	9.79	7.577	390	76.26	702
700,000.01 - 750,000.00	96	69,539,929.98	4.65	7.609	401	75.05	703
750,000.01 - 800,000.00	67	51,989,942.43	3.47	7.503	389	74.35	714
800,000.01 - 850,000.00	49	40,244,612.30	2.69	7.542	390	75.64	715
850,000.01 - 900,000.00	40	34,934,871.80	2.33	7.562	401	74.00	708
900,000.01 - 950,000.00	41	37,930,112.34	2.53	7.326	393	73.25	710
950,000.01 - 1,000,000.00	34	33,055,540.46	2.21	7.420	394	72.10	706
1,000,000.01 and above	235	311,609,746.65	20.82	7.554	400	71.23	707
Total	2,444	$1,496,660,930.63	100.00%	7.567%	389	76.27%	707

The average Stated Principal Balance of the group 2 mortgage loans was approximately $612,382 as of April 1, 2008.

Original Terms to Stated Maturity of the Group 2 Mortgage Loans

Original Term (months)	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

360	1,530	$889,081,252.57	59.40%	7.528%	341	76.15%	706
460	1	399,927.18	0.03	7.750	438	80.00	752
480	913	607,179,750.88	40.57	7.624	461	76.43	709
Total	2,444	$1,496,660,930.63	100.00%	7.567%	389	76.27%	707

The weighted average original term to stated maturity of the group 2 mortgage loans was approximately 409 months as of April 1, 2008.

Remaining Terms to Stated Maturity of the Group 2 Mortgage Loans

Remaining Term (months)	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

301 - 360	1,530	$889,081,252.57	59.40%	7.528%	341	76.15%	706
361 and above	914	607,579,678.06	40.60	7.624	461	76.43	709
Total	2,444	$1,496,660,930.63	100.00%	7.567%	389	76.27%	707

The weighted average remaining term to stated maturity of the group 2 mortgage loans was approximately 389 months as of April 1, 2008.

Property Types of the Group 2 Mortgage Loans

Property Type	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

Condominium	250	$131,498,196.03	8.79%	7.632%	386	78.10%	713
Cooperative	1	172,717.64	0.01	7.250	342	80.00	757
Planned Unit Development	511	334,307,014.78	22.34	7.528	392	76.60	709
Single Family	1,576	955,637,039.65	63.85	7.565	390	76.03	705
Two- to Four-Family	106	75,045,962.53	5.01	7.657	384	74.60	714
Total	2,444	$1,496,660,930.63	100.00%	7.567%	389	76.27%	707

Stated Occupancy Status of the Group 2 Mortgage Loans*

Stated Occupancy Status	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

Investor	132	$86,272,402.13	5.76%	7.826%	394	71.89%	721
Primary	2,218	1,344,640,676.78	89.84	7.548	388	76.61	706
Second Home	94	65,747,851.72	4.39	7.611	404	74.95	716
Total	2,444	$1,496,660,930.63	100.00%	7.567%	389	76.27%	707
_______________
*	In the preceding table, “stated occupancy status” refers to the intended use of the mortgaged property as represented by the borrower when the related mortgage loan was originated.

Loan Purposes of the Group 2 Mortgage Loans

Purpose	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

Cash Out Refinance	840	$592,818,059.55	39.61%	7.590%	390	73.47%	704
Purchase	1,157	604,291,360.36	40.38	7.538	386	79.28	712
Rate/Term Refinance	447	299,551,510.72	20.01	7.581	394	75.72	702
Total	2,444	$1,496,660,930.63	100.00%	7.567%	389	76.27%	707

Documentation Programs of the Group 2 Mortgage Loans

Documentation	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

Alternative Documentation	40	$17,816,174.53	1.19%	7.511%	385	81.29%	706
Full Documentation	139	78,220,436.26	5.23	7.644	378	76.51	697
No Ratio	3	2,327,356.14	0.16	8.097	368	77.70	681
Reduced Documentation	2,116	1,327,624,500.26	88.71	7.559	391	76.23	707
Stated Income/Stated Asset	146	70,672,463.44	4.72	7.623	378	75.32	713
Total	2,444	$1,496,660,930.63	100.00%	7.567%	389	76.27%	707

Debt-to-Income Ratios of the Group 2 Mortgage Loans

Debt-to-Income Ratio (%)	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

0.01 - 20.00	45	$28,958,655.56	1.93%	7.498%	389	74.20%	724
20.01 - 25.00	78	46,736,343.59	3.12	7.451	387	74.34	712
25.01 - 30.00	137	80,009,119.65	5.35	7.599	380	76.16	708
30.01 - 35.00	320	202,237,286.42	13.51	7.527	390	74.52	706
35.01 - 40.00	594	364,299,766.55	24.34	7.591	389	76.58	709
40.01 - 45.00	615	381,581,240.81	25.50	7.551	390	76.34	705
45.01 - 50.00	410	245,383,405.84	16.40	7.604	389	77.23	703
50.01 - 55.00	217	127,805,353.34	8.54	7.580	399	77.26	710
55.01 - 60.00	20	13,881,714.83	0.93	7.417	374	76.06	709
None	8	5,768,044.04	0.39	7.878	366	77.33	690
Total	2,444	$1,496,660,930.63	100.00%	7.567%	389	76.27%	707

The non-zero weighted average debt-to-income ratio of the group 2 mortgage loans was approximately 39.82% as of April 1, 2008.

Original Combined Loan-to-Value Ratios of the Group 2 Mortgage Loans

Original Combined Loan-to-Value Ratio (%)	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

0.01 - 49.99	26	$21,396,378.62	1.43%	7.336%	348	37.13%	694
50.00 - 54.99	16	14,719,823.76	0.98	7.285	396	52.47	706
55.00 - 59.99	26	23,566,278.27	1.57	7.164	382	57.44	705
60.00 - 64.99	69	57,430,217.33	3.84	7.338	380	62.61	717
65.00 - 69.99	114	89,954,144.97	6.01	7.437	391	68.17	715
70.00 - 74.99	258	194,428,399.76	12.99	7.557	391	71.76	708
75.00 - 79.99	478	338,196,571.80	22.60	7.519	395	76.63	705
80.00	1,199	666,378,580.35	44.52	7.608	391	80.00	706
80.01 - 84.99	3	1,529,102.12	0.10	7.967	340	82.96	696
85.00 - 89.99	33	15,112,201.92	1.01	8.047	376	88.93	708
90.00 - 94.99	114	41,537,368.19	2.78	7.968	365	90.68	703
95.00 - 99.99	108	32,411,863.54	2.17	7.874	371	95.03	720
Total	2,444	$1,496,660,930.63	100.00%	7.567%	389	76.27%	707

The weighted average combined loan-to-value ratio of the group 2 mortgage loans was approximately 76.27% as of April 1, 2008.

Geographic Distribution of the Group 2 Mortgage Loans

Geographic Location	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

Alabama	3	$1,680,434.75	0.11%	7.628%	388	76.99%	697
Alaska	2	1,452,509.01	0.10	8.006	340	78.71	711
Arizona	74	44,289,490.82	2.96	7.581	389	77.36	711
California	1,467	943,008,854.75	63.01	7.569	397	76.02	707
Colorado	14	9,805,589.25	0.66	7.400	370	69.62	719
Connecticut	7	6,139,755.34	0.41	8.009	362	70.49	662
Delaware	1	1,470,080.82	0.10	7.750	341	63.64	663
District of Columbia	3	2,299,799.70	0.15	7.401	360	75.97	690
Florida	324	181,770,812.42	12.15	7.590	379	76.74	707
Georgia	11	3,660,210.21	0.24	7.738	359	83.11	694
Hawaii	10	9,932,996.34	0.66	7.503	427	70.99	723
Idaho	12	6,118,929.12	0.41	7.402	423	75.59	704
Illinois	17	6,755,823.87	0.45	7.803	380	84.43	701
Indiana	2	259,109.18	0.02	8.291	339	79.38	708
Kansas	2	738,791.79	0.05	7.416	340	84.16	695
Kentucky	2	1,234,980.16	0.08	7.847	341	79.93	674
Louisiana	2	1,135,603.43	0.08	7.940	461	71.63	706
Maryland	43	28,438,769.84	1.90	7.452	375	76.84	700
Massachusetts	14	8,319,435.76	0.56	7.904	360	78.74	679
Michigan	17	8,317,232.63	0.56	7.752	369	72.39	704
Minnesota	14	6,585,771.23	0.44	7.758	362	76.64	694
Montana	1	512,144.27	0.03	6.875	342	80.00	677
Nevada	64	31,186,105.56	2.08	7.769	387	80.80	710
New Hampshire	1	462,708.78	0.03	7.500	338	80.00	775
New Jersey	60	35,689,364.54	2.38	7.562	368	78.64	716
New Mexico	2	787,505.99	0.05	7.544	341	79.16	706
New York	55	32,290,715.60	2.16	7.561	369	74.34	706
North Carolina	15	9,802,878.28	0.65	7.538	386	72.49	705
Ohio	6	3,121,806.17	0.21	7.051	341	76.03	727
Oregon	13	7,488,358.27	0.50	7.034	398	74.49	695
Pennsylvania	19	5,108,065.07	0.34	7.764	353	85.10	696
Rhode Island	1	332,809.27	0.02	7.625	460	95.00	717
South Carolina	6	3,741,713.26	0.25	7.624	385	74.64	687
Tennessee	3	2,030,401.46	0.14	7.674	372	82.71	695
Texas	8	2,823,627.60	0.19	7.687	369	80.21	733
Utah	23	13,837,276.28	0.92	7.512	366	78.18	698
Virginia	80	49,224,876.76	3.29	7.381	370	75.54	712
Washington	43	23,970,030.35	1.60	7.435	364	75.91	721
Wisconsin	3	835,562.70	0.06	7.082	340	81.76	737
Total	2,444	$1,496,660,930.63	100.00%	7.567%	389	76.27%	707

As of April 1, 2008, the greatest five-digit ZIP Code geographic concentration of group 2 mortgage loans by Stated Principal Balance was approximately 0.48% in the 92648 ZIP Code.

Loan Rates of the Group 2 Mortgage Loans

Loan Rate (%)	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

5.000 - 5.499	1	$297,980.09	0.02%	5.250%	340	80.00%	792
5.500 - 5.999	10	7,357,391.62	0.49	5.762	357	67.86	744
6.000 - 6.499	35	24,465,432.29	1.63	6.204	397	74.19	719
6.500 - 6.999	143	95,369,891.58	6.37	6.735	381	72.72	719
7.000 - 7.499	637	385,487,386.31	25.76	7.236	379	74.91	720
7.500 - 7.999	1,246	775,107,202.00	51.79	7.711	393	76.51	701
8.000 - 8.499	312	188,187,441.09	12.57	8.198	404	78.79	697
8.500 - 8.999	47	16,929,698.49	1.13	8.640	355	91.27	697
9.000 - 9.499	11	2,984,286.89	0.20	9.241	378	91.97	658
9.500 - 9.999	2	474,220.27	0.03	9.673	460	93.06	669
Total	2,444	$1,496,660,930.63	100.00%	7.567%	389	76.27%	707

The weighted average loan rate of the group 2 mortgage loans as of April 1, 2008 was approximately 7.567%.

Maximum Loan Rates of the Group 2 Mortgage Loans

Maximum Loan Rate (%)	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

9.500 - 9.999	2,402	$1,477,295,503.70	98.71%	7.564%	390	76.20%	707
10.000 -10.499	13	6,638,427.83	0.44	7.436	346	76.80	690
10.500 -10.999	11	4,891,543.05	0.33	8.502	365	89.42	721
11.000 -11.499	12	4,679,089.68	0.31	7.801	371	81.01	731
12.000 -12.499	2	1,007,565.95	0.07	7.772	411	82.20	672
13.000 -13.499	3	1,494,218.40	0.10	7.590	384	75.88	702
13.500 -13.999	1	654,582.02	0.04	7.000	461	76.47	713
Total	2,444	$1,496,660,930.63	100.00%	7.567%	389	76.27%	707

The weighted average maximum loan rate of the group 2 mortgage loans was approximately 9.965% as of April 1, 2008.

Minimum Loan Rates of the Group 2 Mortgage Loans

Minimum Loan Rate (%)	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

0.001 - 0.999	1	$297,980.09	0.02%	5.250%	340	80.00%	792
1.000 - 1.499	8	5,618,539.30	0.38	5.727	362	65.81	740
1.500 - 1.999	29	20,855,380.46	1.39	6.152	390	73.62	725
2.000 - 2.499	94	67,186,759.82	4.49	6.647	385	70.76	717
2.500 - 2.999	483	297,747,898.90	19.89	7.138	377	74.65	722
3.000 - 3.499	1,067	641,698,055.30	42.88	7.581	387	76.43	710
3.500 - 3.999	600	372,191,896.23	24.87	7.944	402	77.54	689
4.000 - 4.499	143	85,149,814.48	5.69	8.409	398	79.68	694
4.500 - 4.999	14	4,670,669.08	0.31	9.026	364	92.39	672
5.000 - 5.499	5	1,243,936.97	0.08	9.489	386	91.15	650
Total	2,444	$1,496,660,930.63	100.00%	7.567%	389	76.27%	707

The weighted average minimum loan rate of the group 2 mortgage loans was approximately 3.244% as of April 1, 2008.

Gross Margins of the Group 2 Mortgage Loans

Gross Margin (%)	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

0.001 - 0.999	1	$297,980.09	0.02%	5.250%	340	80.00%	792
1.000 - 1.499	8	5,618,539.30	0.38	5.727	362	65.81	740
1.500 - 1.999	29	20,855,380.46	1.39	6.152	390	73.62	725
2.000 - 2.499	94	67,186,759.82	4.49	6.647	385	70.76	717
2.500 - 2.999	483	297,747,898.90	19.89	7.138	377	74.65	722
3.000 - 3.499	1,067	641,698,055.30	42.88	7.581	387	76.43	710
3.500 - 3.999	600	372,191,896.23	24.87	7.944	402	77.54	689
4.000 - 4.499	143	85,149,814.48	5.69	8.409	398	79.68	694
4.500 - 4.999	14	4,670,669.08	0.31	9.026	364	92.39	672
5.000 - 5.499	5	1,243,936.97	0.08	9.489	386	91.15	650
Total	2,444	$1,496,660,930.63	100.00%	7.567%	389	76.27%	707

The weighted average gross margin of the group 2 mortgage loans was approximately 3.244% as of April 1, 2008.

Credit Scores of the Group 2 Mortgage Loans

Credit Score	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

575 - 599	1	$316,098.55	0.02%	7.875%	342	80.00%	592
600 - 624	39	20,941,431.68	1.40	7.839	364	76.09	620
625 - 649	175	98,622,969.87	6.59	7.840	394	75.29	639
650 - 674	388	232,266,574.70	15.52	7.693	379	76.29	664
675 - 699	548	354,436,017.74	23.68	7.601	395	76.43	687
700 - 724	478	296,772,128.04	19.83	7.538	389	76.45	711
725 - 749	355	215,200,296.35	14.38	7.465	390	76.49	737
750 - 774	272	169,764,320.39	11.34	7.433	391	76.54	761
775 - 799	145	86,163,590.63	5.76	7.369	389	75.16	785
800 and above	38	20,068,559.52	1.34	7.365	407	75.86	806
None	5	2,108,943.16	0.14	7.907	341	71.11	N/A
Total	2,444	$1,496,660,930.63	100.00%	7.567%	389	76.27%	707

The weighted average credit score of the group 2 mortgage loans with credit scores was approximately 707 as of April 1, 2008.

Original Prepayment Penalty Periods of the Group 2 Mortgage Loans

Original Prepayment Penalty Period (months)	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

None	369	$232,004,267.50	15.50%	7.449%	375	75.94%	711
6	1	514,506.25	0.03	8.125	340	80.00	733
12	925	587,555,336.09	39.26	7.610	391	76.20	708
36	1,149	676,586,820.79	45.21	7.570	393	76.44	705
Total	2,444	$1,496,660,930.63	100.00%	7.567%	389	76.27%	707

Negative Amortization Limits of the Group 2 Mortgage Loans

Negative Amortization Limit (%)	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

110	66	$38,747,259.89	2.59%	7.529%	365	74.53%	712
115	2,378	1,457,913,670.74	97.41	7.568	390	76.31	707
Total	2,444	$1,496,660,930.63	100.00%	7.567%	389	76.27%	707

Months to Next Payment Adjustment Date of the Group 2 Mortgage Loans

Months to Next Payment Adjustment Date	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

1	3	$1,613,610.69	0.11%	7.559%	337	83.56%	726
2	24	17,289,099.83	1.16	7.710	401	74.30	720
3	265	152,209,887.90	10.17	7.484	395	76.22	724
4	415	233,861,561.00	15.63	7.602	391	76.56	711
5	1,503	948,526,097.90	63.38	7.575	391	76.24	704
6	230	141,155,280.96	9.43	7.523	369	76.05	703
10	4	2,005,392.35	0.13	7.884	334	82.35	705
Total	2,444	$1,496,660,930.63	100.00%	7.567%	389	76.27%	707

The weighted average months to next payment adjustment of the group 2 mortgage loans was approximately 5 months as of April 1, 2008.

Next Rate Adjustment Date of the Group 2 Mortgage Loans

Next Rate Adjustment Date	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

May 2008	2,444	$1,496,660,930.63	100.00%	7.567%	389	76.27%	707
Total	2,444	$1,496,660,930.63	100.00%	7.567%	389	76.27%	707

The weighted average months to next rate adjustment of the group 2 mortgage loans was approximately 1 month as of April 1, 2008.

Delinquency Status of the Group 2 Mortgage Loans

Delinquency Status	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

30 - 59 Days	88	$54,148,445.64	3.62%	7.650%	404	78.17%	690
60 - 89 Days	61	35,188,234.39	2.35	7.667	390	77.75	694
90+ Days	93	56,528,817.25	3.78	7.701	376	76.81	687
Current	1,977	1,206,472,113.87	80.61	7.536	388	75.88	710
Foreclosure	174	114,814,461.73	7.67	7.726	397	78.05	697
REO	51	29,508,857.75	1.97	7.671	395	78.87	694
Total	2,444	$1,496,660,930.63	100.00%	7.567%	389	76.27%	707

30-59 Day Delinquencies of the Group 2 Mortgage Loans

Number of 30-59 Day Delinquencies in the 12 Months Preceding April 1, 2008	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

None	1,949	$1,192,207,044.26	79.66%	7.536%	388	75.90%	711
1	376	231,573,838.46	15.47	7.707	397	77.80	694
2	72	45,569,814.50	3.04	7.615	389	78.44	692
3	23	12,936,375.61	0.86	7.661	387	75.83	690
4	13	7,563,082.24	0.51	7.596	378	74.95	677
5	10	6,122,938.95	0.41	7.754	352	77.52	677
6	1	687,836.61	0.05	7.750	341	61.90	630
Total	2,444	$1,496,660,930.63	100.00%	7.567%	389	76.27%	707

60-89 Day Delinquencies of the Group 2 Mortgage Loans

Number of 60-89 Day Delinquencies in the 12 Months Preceding April 1, 2008	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

None	2,050	$1,253,662,398.98	83.76%	7.540%	389	75.99%	709
1	353	219,230,433.75	14.65	7.714	391	77.86	695
2	31	18,503,787.58	1.24	7.637	392	78.13	683
3	6	3,263,717.72	0.22	7.466	341	65.03	679
4	3	1,409,982.37	0.09	7.592	418	75.07	683
6	1	590,610.23	0.04	7.875	460	76.69	662
Total	2,444	$1,496,660,930.63	100.00%	7.567%	389	76.27%	707

90+ Day Delinquencies of the Group 2 Mortgage Loans

Number of 90+ Day Delinquencies in the 12 Months Preceding April 1, 2008	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

None	2,255	$1,377,259,695.73	92.02%	7.556%	390	76.15%	708
1	86	57,613,541.72	3.85	7.693	383	76.91	688
2	53	28,658,423.52	1.91	7.776	382	79.81	692
3	29	19,683,155.75	1.32	7.632	391	75.93	693
4	9	6,654,785.29	0.44	7.627	368	76.51	696
5	5	2,936,484.39	0.20	7.458	398	81.41	720
6	3	1,710,865.16	0.11	7.722	379	79.04	669
7	3	1,403,654.49	0.09	8.073	394	83.40	682
8	1	740,324.58	0.05	7.875	459	75.00	738
Total	2,444	$1,496,660,930.63	100.00%	7.567%	389	76.27%	707

Foreclosure Status of the Group 2 Mortgage Loans

Number of Mortgage Loans in Foreclosure in the 12 Months preceding April 1, 2008	Number of Group 2 Mortgage Loans	Stated Principal Balance as of April 1, 2008	% of Aggregate Stated Principal Balance as of April 1, 2008	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

None	2,187	$1,333,904,784.49	89.13%	7.548%	389	76.05%	708
1	76	44,261,649.55	2.96	7.826	402	77.99	697
2	32	20,777,368.72	1.39	7.656	417	79.95	697
3	31	27,523,355.32	1.84	7.661	393	73.91	688
4	54	28,674,534.17	1.92	7.571	389	79.56	697
5	24	14,837,881.73	0.99	7.766	391	78.02	701
6	12	6,953,241.88	0.46	7.779	388	79.01	678
7	8	4,957,057.36	0.33	7.680	363	79.93	692
8	6	4,306,517.35	0.29	7.851	428	79.09	693
9	7	5,015,398.16	0.34	7.956	370	79.85	702
10	6	3,988,749.76	0.27	7.760	367	80.14	698
11	1	1,460,392.14	0.10	7.875	341	75.00	738
Total	2,444	$1,496,660,930.63	100.00%	7.567%	389	76.27%	707

3.    On page S-61 of the prospectus supplement, the paragraphs under the heading “Static Pool Information” are deleted in their entirety and replaced with the following:

Certain static pool information may be found at http://www.rbsgcregab.com/ in a PDF file entitled “HarborView 2006-9 Static Pool Historical Deal Information.” Access to this internet address is unrestricted and free of charge.

Various factors may affect the prepayment, delinquency and loss performance of the mortgage loans over time. The various mortgage loan groups for which performance information is shown at the above internet address had initial characteristics that differed from the current characteristics, and may have differed in ways that were material to the performance of those mortgage groups. These differing characteristics include, among others, product type, credit quality, geographic concentration, originator concentration, servicer concentration, average principal balance, weighted average interest rate, weighted average loan-to-value ratio, weighted average term to maturity, and the presence or absence of prepayment penalties. In particular, prospective investors should note that certain of the mortgage groups for which performance information is shown consist in whole or in part of loans that have negative amortization features, while other mortgage groups do not include negative amortization loans. In addition to the prepayment, delinquency and loss performance of similar mortgage loan groups, the static pool information shown at the above internet address includes the performance information of the mortgage loans included in the trust fund. Nonetheless, we do not make any representation, and you should not assume, that the performance information shown at the above internet address is in any way fully indicative of the future performance of the mortgage loans in the trust fund.

4.    On page S-68 of the prospectus supplement, the information under the heading “The Servicer—Countrywide Home Loan Servicing LP” is deleted in its entirety and replaced with the following:

Countrywide Home Loans Servicing LP

The principal executive offices of Countrywide Home Loans Servicing LP (“Countrywide Servicing”) are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Fannie Mae and Freddie Mac, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by certain of its affiliates. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in those states where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial Corporation and Countrywide Home Loans (when required by the owner of the mortgage loans).

5.    On pages S-68 and S-69 of the prospectus supplement, the information under the heading “The Servicer—Countrywide Home Loans” is deleted in its entirety and replaced with the following:

Countrywide Home Loans

Countrywide Home Loans, Inc., a New York corporation (“Countrywide Home Loans”), is the sponsor for the transaction and also a seller. Countrywide Home Loans is a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation (“Countrywide Financial”). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

Countrywide Home Loans has historically sold substantially all the mortgage loans that it has originated and purchased, generally through securitizations. Countrywide Home Loans does not always sell mortgage loans immediately after origination or acquisition, but may decide to sell certain mortgage loans in later periods as part of its overall management of interest rate risk. Countrywide Home Loans has been involved in the securitization of mortgage loans since 1969 when it was approved as a Federal National Mortgage Association seller/servicer. Countrywide Home Loans reviews the structure of its securitizations and discusses the structure with the related underwriters.

On January 11, 2008, Bank of America Corporation and Countrywide Financial entered into a definitive agreement providing for the merger of Countrywide Financial with and into a wholly-owned subsidiary of Bank of America Corporation (the “Merger-Sub”), with the Merger-Sub surviving the merger. As a result of the merger, among other things, all of the direct and indirect subsidiaries of Countrywide Financial (which include the depositor, Countrywide Home Loans and Countrywide Servicing) will become indirect subsidiaries of Bank of America Corporation. The merger is currently expected to be completed in the third quarter of 2008, subject to customary conditions, including receipt of approval by Countrywide Financial Corporation’s shareholders and receipt of customary regulatory approvals. No assurance can be given that the necessary approvals will be obtained, that other conditions to closing will be satisfied, that the transaction will be completed when expected, or that the transaction will be completed at all.

Except as otherwise indicated, reference in the remainder of this prospectus supplement to “Countrywide Home Loans” should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2003, December 31, 2004, December 31, 2005, December 31, 2006 and December 31, 2007, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $644.855 billion, $838.322 billion, $1,111.090 billion, $1,298.394 billion and $1,476.039 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

6.    On page S-74 of the prospectus supplement, the last sentence under the heading “The Certificate Insurer—General” is deleted in its entirety and replaced with the following:

Ambac is rated “Aaa” (negative outlook) from Moody’s Investors Service, Inc., “AAA” (negative watch) from Standard & Poor’s Ratings Services and “AA” (negative watch) by Fitch, Inc.

In addition, with respect to the information on page S-75 of the prospectus supplement under the heading “The Certificate Insurer—Incorporation of Certain Documents by Reference,” as provided in the prospectus supplement, Ambac’s consolidated financial statements and all other information relating to Ambac and subsidiaries included in Ambac Financial Group’s periodic reports filed with the SEC subsequent to the date of the prospectus supplement and prior to the termination of the offering of the Insured Certificates shall, to the extent filed (rather than furnished pursuant to Item 9 of Form 8-K), be deemed to be incorporated by reference into this supplement and to be a part hereof from the respective dates of filing of such reports.

7.    On page S-104 of the prospectus supplement, the second paragraph under the heading “Description of the Certificates—The Yield Maintenance Provider” is deleted in its entirety and replaced with the following:

As of the date hereof, the long-term senior unsecured debt of The Bank of New York is rated “Aaa” (not on watch) by Moody’s, “AA-” (positive outlook) by S&P and “AA” (positive outlook) by Fitch.